Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Trustees of the South Carolina Bank and Trust Employees' Savings Plan:

     We consent to the incorporation by reference of our report, dated June 20, 2005, included in the annual report on Form 11-K of the South Carolina Bank and Trust Employees' Savings Plan for the year ended December 31, 2004, into the Registration Statement on Form S-8 (File Nos. 333-26029 and 333-103708) filed by SCBT Financial Corporation with respect to the South Carolina Bank and Trust Employees' Savings Plan.



                                    /s/ J.W. Hunt and Company, LLP
                                    ------------------------------
                                    J. W. Hunt and Company, LLP


Columbia, South Carolina
June 29, 2005